UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 26, 2015
Date of Report (Date of earliest event reported)

DESTINY MEDIA TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-28259	84-1516745
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

1110 - 885 West Georgia
Vancouver, British Columbia, Canada	V6C 3E8
(Address of principal executive offices)	(Zip Code)

(604) 609-7736
Registrant's telephone number, including area code

750 – 650 West Georgia Street
Vancouver, British Columbia, Canada V6B 4N7
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On February 26, 2015, Destiny Media Technologies Inc. (the “Company”) held its Annual General Meeting (the “Meeting”). At the Meeting, the stockholders voted on the following three proposals and cast their votes as described below.

Proposal One

The individuals listed below were elected as members of the Board of Directors at the Meeting to hold office until the next Annual General Meeting of stockholders or until their respective successors have been elected or qualified.

Nominee	For	Withheld
Steve Vestergaard	21,329,265	3,635,805
Edward Kolic	23,927,865	1,037,205
Haig Bagerdjian	23,927,765	1,037,305
Yoshitaro Kumagai	23,698,679	1,266,391

Proposal Two

Proposal two was a management proposal to ratify and approve the appointment of BDO Canada LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2015. This proposal was approved.

	For	Against	Abstained
Ratification of BDO Canada LLP as the Company’s Independent Registered Public Accounting Firm	38,856,029	195,284	19,484

Proposal Three

Proposal three was a management proposal to approve the Company’s Amended and Restated Employee Stock Purchase Plan. This proposal was approved.

	For	Against	Abstained
Amended and Restated Employee Stock Purchase Plan	13,347,652	828,372	18,100

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DESTINY MEDIA TECHNOLOGIES INC.

Date: March 2, 2015
By:

STEVE VESTERGAARD
Chief Executive Officer and President